UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2011

ALLIS-CHALMERS ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-02199	27-3321250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11125 Equity Drive Suite 200 Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 856-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 14, 2011, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”) dismissed UHY LLP as the Company’s independent registered public accounting firm. The decision to dismiss UHY LLP as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors. The reports of UHY LLP on the Company’s financial statements for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s two most recent fiscal years and the subsequent interim period prior to the date of this report, there were no: (a) disagreements between the Company and UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused UHY LLP to make reference to the subject matter of the disagreement in its reports on the financial statements for such years; or (b) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On April 14, 2011, the Company engaged PricewaterhouseCoopers LLP (“PWC”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2011. The decision to engage PWC as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors. During the Company’s two most recent fiscal years and the subsequent interim period prior to the date of this report, the Company did not consult with PWC regarding matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Company provided UHY LLP with a copy of this disclosure as required by Item 304(a)(3) of Regulation S-K, and requested UHY LLP to furnish a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from UHY LLP is attached hereto Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Response Letter of UHY LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: April 19, 2011	By:	/s/ Max Bouthillette
Max Bouthillette
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number         Exhibit Description

(d)	Exhibits

16.1	Response Letter of UHY LLP.